Exhibit 23a
                                                            Form 10-K for 1993
                                                               File No. 1-8609

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Pacific Telesis Group as follows:

   Form S-3:  PacTel   Capital  Resources  $500,000,000  Debt  Securities  and
              Guarantee thereof by Pacific Telesis Group

   Form S-3:  Secondary Offering  of 137,504  shares of Pacific  Telesis Group
              Common Stock

   Form S-3:  Shareowner Dividend Reinvestment and Stock Purchase Plan

   Form S-4:  ABI American Businessphones, Inc. Merger

   Form S-8:  Nonemployee Director Stock Option Plan

   Form S-8:  Supplemental Retirement and Savings Plan for Salaried Employees

   Form S-8:  Supplemental   Retirement  and  Savings   Plan  for  Nonsalaried
              Employees

   Form S-8:  Stock Option and Stock Appreciation Rights Plan

   Form S-8:  PacTel Corporation Retirement Plan


of our reports dated May 17, 1994 on our audits of the financial statements of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees and our report dated May 27, 1994 on our audit of the PacTel Corporation Retirement Plan as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 and the accompanying supplemental schedules of assets held for investment purposes and reportable transactions as of December 31, 1993, filed as part of Exhibits 99a, 99b and 99c, respectively, to the Annual Report on Form 10-K of Pacific Telesis Group for the year ended December 31, 1993.







/s/ Coopers & Lybrand

San Francisco, California
June 16, 1994